EXHIBIT 5.1

                                 REISH & LUFTMAN
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                            11755 WILSHIRE BOULEVARD
                                   10TH FLOOR
                       LOS ANGELES, CALIFORNIA 90025-1516
                            TELEPHONE (310) 478-5656
                            FACSIMILE (310) 478-5831

                                        January 15, 1997
                                                                    01967-680(1)

Fortune Petroleum Corporation
515 West Greens Road
Suite 720
Houston, Texas 77067

               Re:           REGISTRATION STATEMENT ON FORM S-2
                             EXCHANGE OFFER

Gentlemen:

      At your request, we have examined the Registration Statement on Form S-2 (the "Registration Statement"), which you (the "Company") are filing with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,041,900 shares of Common Stock, $.01 par value ("Common Stock") and 431,250 Common Stock Purchase Warrants (" Exchange Warrants") to be issued in an Exchange Offer (the "Exchange Offer") to the holders of the Company's 10-1/2% Convertible Subordinated Debentures due December 31, 1997 (the "Debentures"). In the Exchange Offer, up to 69,000 stock purchase warrants will be issued to the Co-Conversion Agents for services as the Exchange Agent (the "Exchange Agent Warrants").

               In rendering this opinion, we have examined the Company's Certificate of Incorporation, as amended, the Company's By-Laws, as amended, the minutes of the proceedings of the Company's board of directors at which resolutions pertaining to the Common Stock were adopted, the form of Warrant certificate and such other materials as we deemed relevant.

               Based on the foregoing and in reliance thereon, we are of the opinion that the Common Stock and the Exchange Warrants, when issued in the Exchange Offer upon tender of the Debentures, will be legally and validly issued, fully paid and nonassessable. We are also of the opinion that the Exchange Agent Warrants will be legally and validly issued, fully paid and nonassessable when issued to the Exchange Agent for services rendered in the Exchange Offer.

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January 15, 1997
Page 2

               We hereby consent to the references to this firm in and inclusion of this opinion in the Registration Statement and any amendments thereto.

                                            Respectfully submitted,

                                            /s/   REISH & LUFTMAN


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